ACQUISITION AGREEMENT

THIS AGREEMENT is made effective as of the 8th day of December, 2009

AMONGST:

CONVENIENTCAST INC., a Nevada corporation, having an office at 1174 Manitou Dr., P.O. Box 363, Fox Island, WA 98333

    (the “Purchaser”)

AND:

GLOBAL FUSION MEDIA INC. a British Columbia corporation, having an office at 248 Main Street, Venice, CA 90291

(the “Vendor”)

WHEREAS:

A. The Vendor owns 100% of the capital interest in C-Store Network, LLC (“Priveco”), a company involved in the business of retail location television advertising;

B. The Purchaser has agreed to issue 32,000,000 shares of its common stock as of the Closing Date, as defined herein, to the Vendor as consideration for the acquisition by the Purchaser of 100% of the capital interest in Priveco held by the Vendor, upon the terms and subject to the conditions set forth in this Agreement; and

C. The parties wish to enter into this Agreement;

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.  DEFINITIONS

1.1 Definitions.  In this Agreement, the following terms shall have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” shall mean this Acquisition Agreement, and all schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)
“Closing” shall mean the completion of the Transaction, in accordance with Section 7, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(c)
“Closing Date” shall mean a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6 following the satisfaction or waiver by the Purchaser and the Vendor of the conditions precedent set out in Sections 5.1 and 5.2 respectively, provided that such date shall be no later than six (6) weeks after delivery of the Priveco Financial Statements to be delivered under Section 5.1(h);

(d)	“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(e)	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

(f)	“US GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

(g)
“Liabilities” shall include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

(h)	“Priveco Interest” shall mean the 100% capital interest of Priveco held by the Vendor represented by one unit of Priveco;

(i)	“Purchaser Shares” shall mean the 32,000,000 fully paid and non-assessable common shares of the Purchaser, to be issued to the Vendor by the Purchaser on the Closing Date;

(j)	“SEC” shall mean the United States Securities and Exchange Commission;

(k)	“Securities Act” shall mean the United States Securities Act of 1933, as amended;

(l)
“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(m)	“Transaction” shall mean the purchase of the Priveco Interest by the Purchaser from the Vendor in consideration for the issuance of the Purchaser Shares.

1.2 Schedules.  The following schedules are attached to and form part of this Agreement:

Schedule 1	–	Certificate of Non-U.S. Shareholder
Schedule 2	–	Managers of Priveco
Schedule 3	–	Directors and Officers of Purchaser

1.3 Currency.  All references to currency in this Agreement are to United States Dollars unless expressly stated otherwise.

2.  THE OFFER, PURCHASE AND SALE OF SHARES

2.1 Offer, Purchase and Sale of Priveco Interest.  Subject to the terms and conditions of this Agreement, the Vendor hereby covenants and agrees to sell, assign and transfer to the Purchaser and the Purchaser hereby covenants and agrees to purchase from the Vendor the Priveco Interest.

2.2 Consideration.  As consideration for the sale of the Priveco Interest by the Vendor to the Purchaser, the Purchaser shall allot and issue the Purchaser Shares to the Vendor.  The Vendor acknowledges and agrees that the Purchaser Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act, and the Vendor agrees to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation.  All certificates representing the Purchaser Shares issued on Closing will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the Purchaser Shares will be issued to the Vendor pursuant to an exemption from the registration requirements of the Securities Act:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

2.3 Acquisition Procedure.  The Vendor will deliver a signed copy of this Agreement to the Purchaser together with a Certificate of Non-U.S. Shareholder, a copy of which is set out in Schedule 1.

2.4 Closing Date.  The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.5 Restricted Shares.  The Vendor acknowledges that the Purchaser Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

2.6 Exemptions.  The Vendor acknowledges that the Purchaser has advised the Vendor that the Purchaser is issuing the Purchaser Shares to the Vendor under an exemption from the prospectus requirements of the Securities Act (British Columbia) (the “British Columbia Securities Act”) and, as a consequence, certain protections, rights and remedies provided by the British Columbia Securities Act, including statutory rights of rescission or damages, will not be available to the Vendor.

2.7 Canadian Resale Restrictions.  The Vendor acknowledges that resale of any of the Purchaser Shares by the Vendor to a resident of Canada is restricted except pursuant to an exemption from applicable securities laws.

3.  REPRESENTATIONS AND WARRANTIES OF THE VENDOR

As of the Closing, the Vendor represents and warrants to the Purchaser, and acknowledges that the Purchaser is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of the Purchaser, as follows:

3.1 Organization and Good Standing.  Priveco is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Priveco is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Priveco owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Priveco taken as a whole.

3.2 Authority.  The Vendor has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Priveco Documents”) to be signed by the Vendor and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Priveco Documents by the Vendor and the consummation of the transactions contemplated hereby have been duly authorized by the Vendor’s board of directors.  No other corporate or shareholder proceeding on the part of the Vendor is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other Priveco Documents when executed and delivered by the Vendor as contemplated by this Agreement will be, duly executed and delivered by the Vendor and this Agreement is, and the other Priveco Documents when executed and delivered by the Vendor as contemplated hereby will be, valid and binding obligations of the Vendor enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(c)	as limited by public policy.

3.3 Capitalization of Priveco.  The entire issued and outstanding capital interest in Priveco is one unit owned by the Vendor with a value of not less than CDN $150,000 (the “Unit”).  The Unit has been duly authorized, validly issued, not issued in violation of any pre-emptive rights and is fully paid and non-assessable, is not subject to pre-emptive rights and was issued in full compliance with the laws of the State of Nevada.  There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Priveco to issue any additional units, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Priveco any units of Priveco.  There are no agreements purporting to restrict the transfer of the Unit.

3.4 Interest Holder of Priveco.  As of the Closing Date, the Vendor is the only interest holder in Priveco by virtue of the ownership of the Unit.

3.5 Managers of Priveco.  The duly appointed managers of Priveco are as set out in Schedule 2.

3.6 Corporate Records of Priveco.  The corporate records of Priveco, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Priveco is, in all material respects, correct and contains all records required by all applicable laws, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the managers of Priveco.

3.7 Non-Contravention.  Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Priveco or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Priveco or any of its subsidiaries, or any of their respective material property or assets;

(b)	violate any provision of the Articles, Bylaws or any other constating documents of the Vendor or Priveco, any of their respective subsidiaries or any applicable laws; or

(c)
violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to the Vendor or Priveco, any of their respective subsidiaries or any of their respective material property or assets.

3.8 Actions and Proceedings.  To the best knowledge of the Vendor, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Priveco or which involves any of the business, or the properties or assets of Priveco that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Priveco taken as a whole (a “Priveco Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Priveco Material Adverse Effect.

3.9 Compliance. As of the date hereof:

(a)
to the best knowledge of the Vendor, Priveco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Priveco;

(b)
to the best knowledge of the Vendor, Priveco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Priveco Material Adverse Effect;

(c)
Priveco has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of the Vendor, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(d)
Priveco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Priveco has not received any notice of any violation thereof, nor is the Vendor aware of any valid basis therefore.

3.10 Filings, Consents and Approvals.  No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by the Vendor of the Transaction contemplated by this Agreement or to enable the Purchaser to continue to conduct Priveco’s business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.11 Financial Representations.  The audited balance sheets for Priveco for the fiscal year ended March 31, 2009 plus any unaudited balance sheets for Priveco for any interim period ended no later than 35 days before the Closing Date (the “Priveco Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for such fiscal years and interim period then ended (collectively, the “Priveco Financial Statements”) to be supplied by the Vendor to the Purchaser on or before the Closing Date:

(a)	are in accordance with the books and records of Priveco;

(b)	present fairly the financial condition of Priveco as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with US GAAP.

Priveco has not received any advice or notification from its independent certified public accountants that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Priveco Financial Statements or the books and records of Priveco, any properties, assets, liabilities, revenues or expenses.  The books, records, and accounts of Priveco accurately and fairly reflect, in reasonable detail, the assets and liabilities of Priveco.  Priveco has not engaged in any transaction, maintained any bank account, or used any funds of Priveco, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Priveco.

3.12 Absence of Undisclosed Liabilities.  Priveco does not have any material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	are not set forth in the Priveco Financial Statements or have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to the Purchaser; or

(c)
have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Priveco Financial Statements.

3.13 Absence of Changes.  Since the Priveco Accounting Date, Priveco has not:

(a)
incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Priveco or its subsidiaries to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)
received notice or had knowledge of any actual or threatened labour trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)
other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(j)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(k)	agreed, whether in writing or orally, to do any of the foregoing.

3.14 Absence of Certain Changes or Events.  Since the Priveco Accounting Date, there has not been:

(a)	a Priveco Material Adverse Effect; or

(b)	any material change by Priveco in its accounting methods, principles or practices.

3.15 Subsidiaries.  Priveco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

3.16 Personal Property.  Priveco possesses, and has good and marketable title of all property necessary for the continued operation of the business of Priveco as presently conducted and as represented to the Purchaser.  All such property is used in the business of Priveco.  All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used.  All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Priveco is owned by Priveco free and clear of all liens, security interests, charges, encumbrances and other adverse claims.

3.17 Intellectual Property

(a)
Intellectual Property Assets.  Priveco owns or holds an interest in all intellectual property assets necessary for the operation of the business of Priveco as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(i)	all functional business names, trading names, registered and unregistered trademarks, service marks and applications (collectively, the “Marks”);

(ii)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

(iii)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(iv)
all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used or licensed by Priveco as licensee or licensor (collectively, the “Trade Secrets”).

(b)	Agreements. To the best knowledge of the Vendor, there are no outstanding or threatened disputes or disagreements with respect to any agreements to which Priveco is a party.

(c)
Intellectual Property and Know-How Necessary for the Business.  Priveco is the owner of all right, title, and interest in and to each of its Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets.  All former and current employees and contractors of Priveco have executed written contracts, agreements or other undertakings with Priveco that assign all rights to any inventions, improvements, discoveries or information relating to the business of Priveco.  No employee, director, officer or shareholder of Priveco owns directly or indirectly in whole or in part, any Intellectual Property Asset which Priveco is presently using or which is necessary for the conduct of its business.  To the best knowledge of the Vendor, no employee or contractor of Priveco has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Priveco.

(d)
Patents.  To the best knowledge of the Vendor, none of the products manufactured and sold, nor any process or know-how used, by Priveco infringes or is alleged to infringe any patent or other proprietary night of any other person or entity.

(e)	Trademarks. To the best knowledge of the Vendor, none of the Marks, if any, used by Priveco infringes or is alleged to infringe any trade name, trademark or service mark of any third party.

(f)
Copyrights. Priveco is the owner of all right, title and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances and other adverse claims.  If applicable, all registered Copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.  To the best knowledge of the Vendor, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.  All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)
Trade Secrets.  Priveco has taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets.  Priveco has good title and an absolute right to use the Trade Secrets.  The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of the Vendor, have not been used, divulged or appropriated either for the benefit of any person or entity or to the detriment of Priveco.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.18 Employees and Consultants.  All employees and consultants of Priveco have been paid all salaries, wages, income and any other sum due and owing to them by Priveco, as at the end of the most recent completed pay period.  Priveco is not aware of any labour conflict with any employees that might reasonably be expected to have a Priveco Material Adverse Effect.  To the best knowledge of the Vendor, no employee of Priveco is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Priveco or any other nature of the business conducted or to be conducted by Priveco.

3.19 Real Property.  Priveco does not own any real property.  Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Priveco is a party or is bound is legal, valid, binding, enforceable and in full force and effect in all material respects.  All rental and other payments required to be paid by Priveco pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases.  The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date.  Priveco has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.20 Material Contracts and Transactions.  Each contract to which Priveco is a party is in full force and effect, and there exists no material breach or violation of or default by Priveco under any contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any contract by Priveco.  The continuation, validity, and effectiveness of each contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement.  There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification or change to any contract.

3.21 Certain Transactions.  Priveco is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.22 No Brokers.  Priveco has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

3.23 Completeness of Disclosure.  No representation or warranty by the Vendor in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to the Purchaser pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

As of the Closing, the Purchaser represents and warrants to the Vendor and acknowledges that the Vendor is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of the Vendor, as follows:

4.1 Organization and Good Standing.  The Purchaser is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  The Purchaser is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of the Purchaser.

4.2 Authority.  The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Purchaser Documents”) to be signed by the Purchaser and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Purchaser Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of the Purchaser is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other Purchaser Documents when executed and delivered by the Purchaser as contemplated by this Agreement will be, duly executed and delivered by the Purchaser and this Agreement is, and the other Purchaser Documents when executed and delivered by the Purchaser as contemplated hereby will be, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(c)	as limited by public policy.

4.3 Capitalization of the Purchaser.  The entire authorized capital stock and other equity securities of the Purchaser consist of 75,000,000 shares of common stock with a par value of $0.001 (the “Purchaser Common Stock”).  As of the date of this Agreement, there are 16,735,000 shares of Purchaser Common Stock issued and outstanding.  All of the issued and outstanding shares of Purchaser Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations.  There are no outstanding options, warrants, subscriptions, phantom shares, conversion rights or other rights, agreements or commitments obligating the Purchaser to issue any additional shares of Purchaser Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from the Purchaser any shares of Purchaser Common Stock as of the date of this Agreement.  There are no agreements purporting to restrict the transfer of the Purchaser Common Stock, no voting agreements, voting trusts or other arrangements restricting or affecting the voting of the Purchaser Common Stock.

4.4 Directors and Officers of the Purchaser.  The duly elected or appointed directors and the duly appointed officers of the Purchaser are as listed in Schedule 3.

4.5 Corporate Records of the Purchaser.  The corporate records of the Purchaser, as required to be maintained by it pursuant to the laws of the State of Nevada, are accurate, complete and current in all material respects, and the minute book of the Purchaser is, in all material respects, correct and contains all material records required by the law of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of the Purchaser.

4.6 Non-Contravention.  Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of the Purchaser under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of the Purchaser; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to the Purchaser or any of its material property or assets.

4.7 Validity of Purchaser Common Stock Issuable upon the Transaction.  The Purchaser Shares to be issued to the Vendor upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.8 Actions and Proceedings.  To the best knowledge of the Purchaser, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of the Purchaser, threatened against the Purchaser which involves any of the business, or the properties or assets of the Purchaser that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of the Purchaser taken as a whole (a “Purchaser Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Purchaser Material Adverse Effect.

4.9 Compliance

(a)
To the best knowledge of the Purchaser, the Purchaser is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of the Purchaser;

(b)
To the best knowledge of the Purchaser, the Purchaser is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Purchaser Material Adverse Effect; and

(c)
The Purchaser has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  The Purchaser has not received any notice of any violation thereof, nor is the Purchaser aware of any valid basis therefore.

4.10 Filings, Consents and Approvals.  No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by the Purchaser of the Transaction contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.11 SEC Filings.  The Purchaser has furnished or made available the Vendor a true and complete copy of each report, schedule, registration statement and proxy statement filed by the Purchaser with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Purchaser SEC Documents”). As of their respective dates, the Purchaser SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Documents.  The Purchaser SEC Documents constitute all of the documents and reports that the Purchaser was required to file with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

4.12 Financial Representations.  Included with the Purchaser SEC Documents are true, correct, and complete copies of audited balance sheets for the Purchaser dated as of December 31, 2008 and unaudited balance sheets for the Purchaser dated as of September 30, 2009 (the “Purchaser Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for the fiscal year and interim period then ended (collectively, the “Purchaser Financial Statements”).  The Purchaser Financial Statements:

(a)	are in accordance with the books and records of the Purchaser;

(b)	present fairly the financial condition of the Purchaser as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with US GAAP.

The Purchaser has not received any advice or notification from its independent certified public accountants that the Purchaser has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Purchaser Financial Statements or the books and records of the Purchaser, any properties, assets, Liabilities, revenues or expenses.  The books, records and accounts of the Purchaser accurately and fairly reflect, in reasonable detail, the assets and Liabilities of the Purchaser.  The Purchaser has not engaged in any transaction, maintained any bank account or used any funds of the Purchaser, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Purchaser.

4.13 Absence of Undisclosed Liabilities.  The Purchaser has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	are not set forth in the Purchaser Financial Statements or have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to the Vendor; or

(c)
have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Purchaser Financial Statements.

4.14 Tax Matters.

(a)	As of the date hereof:

(i)
the Purchaser has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to the Purchaser, and

(ii)	all such returns are true and correct in all material respects.

(b)
The Purchaser has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Purchaser Material Adverse Effect.

(c)
The Purchaser is not presently under or has not received notice of, any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof.

(d)
All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

(e)
To the best knowledge of the Purchaser, the Purchaser Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to the Purchaser for the accounting period ended on the Purchaser Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Purchaser Accounting Date or for any profit earned by the Purchaser on or prior to the Purchaser Accounting Date or for which the Purchaser is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Purchaser Financial Statements.

4.15 Absence of Changes.  Since the Purchaser Accounting Date, except as disclosed in the Purchaser SEC Documents and except as contemplated in this Agreement, the Purchaser has not:

(a)
incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of the Purchaser to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)
received notice or had knowledge of any actual or threatened labour trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $500;

(j)
other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

4.16 Absence of Certain Changes or Events.  Since the Purchaser Accounting Date, except as and to the extent disclosed in the Purchaser SEC Documents, there has not been:

(a)	a Purchaser Material Adverse Effect; or

(b)	any material change by the Purchaser in its accounting methods, principles or practices.

4.17 Subsidiaries.  The Purchaser does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations, except as disclosed in the Purchaser SEC Documents.

4.18 Personal Property.  There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by the Purchaser, except as disclosed in the Purchaser SEC Documents.

4.19 Employees and Consultants.  The Purchaser does not have any employees or consultants, except as disclosed in the Purchaser SEC Documents.

4.20 Material Contracts and Transactions.  Other than as expressly contemplated by this Agreement, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which the Purchaser is a party except as disclosed in writing to the Vendor or as disclosed in the Purchaser SEC Documents.

4.21 No Brokers.  The Purchaser has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions or finder’s fees in connection with the Transaction contemplated by this Agreement.

4.22 Internal Accounting Controls.  The Purchaser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Purchaser’s certifying officers have evaluated the effectiveness of the Purchaser’s controls and procedures as of end of the filing period prior to the filing date of the Purchaser’s Form 10-Q for the quarterly period ended September 30, 2009 (such date, the “Evaluation Date”).  The Purchaser presented in its most recently filed Form 10-Q the conclusions of the Purchaser’s certifying officers about the effectiveness of the Purchaser’s disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Purchaser’s internal controls (as such term is defined in Item 308 of Regulation S-K under the Exchange Act) or, to the Purchaser’s knowledge, in other factors that could significantly affect the Purchaser’s internal controls.

4.23 Listing and Maintenance Requirements.  The Purchaser Common Stock is currently quoted on the OTC Bulletin Board and the Purchaser has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board or the FINRA or any trading market on which the Purchaser Common Stock is or has been listed or quoted to the effect that the Purchaser is not in compliance with the quoting, listing or maintenance requirements of the OTC Bulletin Board or such other trading market.

4.24 Application of Takeover Protections.  The Purchaser and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Purchaser’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the transactions under this Agreement or the exercise of any rights pursuant to this Agreement.

4.25 No SEC or FINRA Inquiries.  Neither the Purchaser nor any of its past or present officers or directors is the subject of any formal or informal inquiry or investigation by the SEC or the FINRA.  The Purchaser currently does not have any outstanding comment letters or other correspondences from the SEC or the FINRA.

4.26 No Liabilities.  Upon Closing, the Purchaser shall have no direct, indirect or contingent Liabilities outstanding that exceed $1,000.

4.27 Completeness of Disclosure.  No representation or warranty by the Purchaser in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to the Vendor pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.  CLOSING CONDITIONS

5.1 Conditions Precedent to Closing by the Purchaser.  The obligation of the Purchaser to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6.  The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of the Purchaser and may be waived by the Purchaser in its sole discretion.

(a)
Representations and Warranties.  The representations and warranties of the Vendor set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date.

(b)
Performance.  All of the covenants and obligations the Vendor is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)
Transaction Documents.  This Agreement, the Priveco Documents, the Priveco Financial Statements and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to the Purchaser, will have been executed and delivered to the Purchaser.

(d)
Directors’ Resolutions – Priveco.  The Purchaser will have received copies of resolutions duly adopted by the board of directors of the Vendor approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)	No Material Adverse Change. No Priveco Material Adverse Effect will have occurred since the date of this Agreement.

(f)	No Action. No suit, action, or proceeding will be pending or threatened which would:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)	cause the Transaction to be rescinded following consummation.

(g)	Outstanding Interest. Priveco will have no more than one Unit outstanding on the Closing Date.

(h)
Delivery of Financial Statements. The Vendor will have delivered to the Purchaser the Priveco Financial Statements, which financial statements will include audited financial statements for Priveco from its inception to a date no more than 35 days before the Closing Date, prepared in accordance with US GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

(i)	Due Diligence Review of Financial Statements. The Purchaser and its accountants will be reasonably satisfied with their due diligence investigation and review of the Priveco Financial Statements.

(j)
Due Diligence Generally.  The Purchaser and its solicitors will be reasonably satisfied with their due diligence investigation of Priveco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)	materials, documents and information in the possession and control of Priveco and the Vendor which are reasonably germane to the Transaction;

(ii)	a physical inspection of the assets of Priveco by the Purchaser or its representatives; and

(iii)	title to the material assets of Priveco.

(k)	Compliance with Securities Laws. The Purchaser will have received evidence satisfactory to the Purchaser that the Purchaser Shares issuable in the Transaction will be issuable:

(i)	without registration pursuant to the Securities Act in reliance on a safe harbour from the registration requirements of the Securities Act provided by Regulation S; and

(ii)	in reliance upon an exemption from the prospectus and registration requirements of the British Columbia Securities Act.

In order to establish the availability of the safe harbour from the registration requirements of the Securities Act and the prospectus and registration requirements of the British Columbia Securities Act for the issuance of the Purchaser Shares, the Vendor will deliver to the Purchaser on Closing, a Certificate of Non-U.S. Shareholder duly executed by the Vendor.

5.2 Conditions Precedent to Closing by the Vendor.  The obligation the Vendor to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6.  The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of the Vendor and may be waived by the Vendor in its sole discretion.

(a)
Representations and Warranties.  The representations and warranties of the Purchaser set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and the Purchaser will have delivered to the Vendor a certificate dated the Closing Date, to the effect that the representations and warranties made by the Purchaser in this Agreement are true and correct.

(b)
Performance.  All of the covenants and obligations that the Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.  The Purchaser must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)
Transaction Documents.  This Agreement, the Purchaser Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to the Vendor, will have been executed and delivered by the Purchaser.

(d)
Directors’ Resolutions – Purchaser. The Vendor will have received copies of resolutions duly adopted by the board of directors of the Purchaser approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)	No Material Adverse Change. No Purchaser Material Adverse Effect will have occurred since the date of this Agreement.

(f)
No Action.  No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and/or:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)	cause the Transaction to be rescinded following consummation.

(g)
Outstanding Shares.  On the Closing Date the Purchaser will have no more than 48,735,000 shares of Purchaser Common Stock issued and outstanding, after giving effect to issuance of the Purchaser Shares.

(h)	Public Market. On the Closing Date, the shares of Purchaser Common Stock will be quoted on the OTC Bulletin Board.

(i)
Due Diligence Review of Financial Statements.  The Vendor and its accountants will be reasonably satisfied with their due diligence investigation and review of the Purchaser Financial Statements, the Purchaser SEC Documents, and the contents thereof, prepared in accordance with US GAAP.

(j)
Due Diligence Generally.  The Vendor and its solicitors will be reasonably satisfied with their due diligence investigation of the Purchaser that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction.

6.  ADDITIONAL COVENANTS OF THE PARTIES

6.1 Notification of Financial Liabilities.  The Vendor will immediately notify the Purchaser in accordance with Section 10.6 hereof, if Priveco receives any advice or notification from its independent certified public accounts that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of Priveco, any properties, assets, Liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

6.2 Access and Investigation.  Between the date of this Agreement and the Closing Date, the Vendor, on the one hand, and the Purchaser, on the other hand, will, and will cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)
furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(c)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party.  Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

6.3 Confidentiality.  All information regarding the business of Priveco including, without limitation, financial information that the Vendor provides to the Purchaser during the Purchaser’s due diligence investigation of Priveco will be kept in strict confidence by the Purchaser and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by the Purchaser or disclosed to any third party (other than the Purchaser’s professional accounting and legal advisors) without the prior written consent of Priveco.  If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from the Vendor, the Purchaser will immediately return to the Vendor (or as directed by the Vendor) any information received regarding Priveco’s business.  Likewise, all information regarding the business of the Purchaser including, without limitation, financial information that the Purchaser provides to the Vendor during its due diligence investigation of the Purchaser will be kept in strict confidence by the Vendor and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by the Vendor or disclosed to any third party (other than the Vendor’s professional accounting and legal advisors) without the Purchaser’s prior written consent.  If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from the Purchaser, the Vendor will immediately return to the Purchaser (or as directed by the Purchaser) any information received regarding the Purchaser’s business.

6.4 Notification.  Between the date of this Agreement and the Closing Date, each party to this Agreement will promptly notify the other party in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in any schedule to this Agreement relating to such party, such party will promptly deliver to the other party a supplement to such schedule specifying such change.  During the same period, each party will promptly notify the other party of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.5 Exclusivity.  Until such time, if any, as this Agreement is terminated, the Vendor and the Purchaser will not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Priveco or the Purchaser, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

6.6 Conduct of the Vendor and the Purchaser Prior to Closing.  From the date of this Agreement to the Closing Date, and except to the extent that the Purchaser otherwise consents in writing, the Vendor will ensure that Priveco operates its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.  Likewise, from the date of this Agreement to the Closing Date, and except to the extent that the Vendor otherwise consents in writing, the Purchaser will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.7 Certain Acts Prohibited – the Vendor.  Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, the Vendor will not, without the prior written consent of the Purchaser:

(a)	cause the Articles, Bylaws or other incorporation documents of Priveco to be amended;

(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Priveco except in the ordinary course of business;

(c)	dispose of or contract to dispose of any property or assets of Priveco, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(d)	issue, deliver, sell, pledge or otherwise encumber or subject to any lien the Unit;

(e)	not cause Priveco to:

(i)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Unit, or

(ii)	split, combine or reclassify the Unit or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for the Unit; or

(f)
not materially increase the benefits or compensation expenses of Priveco, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

6.8 Certain Acts Prohibited – the Purchaser.  Except as expressly contemplated by this Agreement, between the date of this Agreement and the Closing Date, the Purchaser will not, without the prior consent of the Vendor:

(a)	amend its Articles, Bylaws or other incorporation documents;

(b)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of the Purchaser except in the ordinary course of business consistent with past practice;

(c)	dispose of or contract to dispose of any property or assets of the Purchaser except in the ordinary course of business consistent with past practice;

(d)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Purchaser Common Stock; or

(e)
materially increase benefits or compensation expenses of the Purchaser, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person.

6.9 Employment Agreements.  Between the date of this Agreement and the Closing Date, the Vendor will cause Priveco to make necessary arrangements to employ all of the hourly and salaried employees of Priveco reasonably necessary to operate such business substantially as presently operated.

6.10 Purchaser Board of Directors.  The current directors of the Purchaser will adopt resolutions appointing Norman Knowles, Shane Arsens, Todd Kergan, Robert Smiley and Gregory Trevor to the Board of Directors of the Purchaser, and Kevin Murphy and Howard Bouch will resign as directors of the Purchaser, which appointments and resignations will be effective on Closing.

6.11 Purchaser Officers.  The current directors of the Purchaser will appoint certain officers from Priveco as officers of the Purchaser prior to the Closing Date, and the Purchaser will accept the resignations of Kevin Murphy and Howard Bouch as officers of the Purchaser.

7.  CLOSING

7.1 Closing.  The Closing shall take place on the Closing Date at the offices of the solicitors for the Purchaser or at such other location as agreed to by the parties.  Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for the Vendor and the Purchaser, provided such undertakings are satisfactory to each party’s respective legal counsel.

7.2 Closing Deliveries of the Vendor.  At Closing, the Vendor will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to the Purchaser:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of the Vendor evidencing approval of this Agreement and the Transaction;

(b)	share certificates representing the Priveco Interest as required by Section 1 of this Agreement; and

(c)	the Priveco Documents, the Priveco Financial Statements and any other necessary documents, each duly executed by the Vendor, as required to give effect to the Transaction.

7.3 Closing Deliveries of the Purchaser.  At Closing, the Purchaser will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to the Vendor:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of the Purchaser evidencing approval of this Agreement and the Transaction;

(b)	the Purchaser Documents and any other necessary documents, each duly executed by the Purchaser, as required to give effect to the Transaction; and

(c)	the resolutions required to effect the changes contemplated in Sections 6.10 and 6.11.

8.  TERMINATION

8.1 Termination.  This Agreement may be terminated at any time prior to the Closing Date by:

(a)	mutual agreement of the Purchaser and the Vendor;

(b)
the Purchaser, if there has been a material breach by the Vendor of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Vendor that is not cured, to the reasonable satisfaction of the Purchaser, within ten business days after notice of such breach is given by the Purchaser (except that no cure period will be provided for a breach by the Vendor that by its nature cannot be cured);

(c)
the Vendor, if there has been a material breach by the Purchaser of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Purchaser that is not cured by the breaching party, to the reasonable satisfaction of the Vendor, within ten business days after notice of such breach is given by the Vendor (except that no cure period will be provided for a breach by the Purchaser that by its nature cannot be cured);

(d)	the Vendor if the Transaction is not closed within 30 days of the delivery of the Priveco Financial Statements; or

(e)
the Purchaser or the Vendor if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

8.2 Effect of Termination.  In the event of the termination of this Agreement as provided in Section 8.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

9.  INDEMNIFICATION, REMEDIES, SURVIVAL

9.1 Certain Definitions.  For the purposes of this Article 9 the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by the Purchaser or the Vendor including damages for lost profits or lost business opportunities.

9.2 Agreement of the Vendor to Indemnify.  The Vendor will indemnify, defend, and hold harmless, to the full extent of the law, the Purchaser and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Purchaser and its shareholders by reason of, resulting from, based upon or arising out of:

(a)
the breach by the Vendor of any representation or warranty of Vendor contained in or made pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)
the breach or partial breach by the Vendor of any covenant or agreement of the Vendor made in or pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement.

9.3 Agreement of the Purchaser to Indemnify.  The Purchaser will indemnify, defend, and hold harmless, to the full extent of the law, the Vendor and Priveco from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Vendor and Priveco by reason of, resulting from, based upon or arising out of:

(a)
the breach by the Purchaser of any representation or warranty of the Purchaser contained in or made pursuant to this Agreement, any Purchaser Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)
the breach or partial breach by the Purchaser of any covenant or agreement of the Purchaser made in or pursuant to this Agreement, any Purchaser Document or any certificate or other instrument delivered pursuant to this Agreement.

10.  MISCELLANEOUS PROVISIONS

10.1 Effectiveness of Representations; Survival.  Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representations, warranties and agreements will be effective regardless of any investigation that any party has undertaken or failed to undertake.  Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until one year after the Closing Date.

10.2 Further Assurances.  Each of the parties will co-operate with the others and execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

10.3 Amendment.  This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.4 Expenses.  The Purchaser will bear all costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives and accountants; provided that the Vendor and Priveco will bear their respective legal costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby.

10.5 Entire Agreement.  This Agreement, the schedules attached hereto and the other documents in connection with the Transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.  Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6 Notices.  All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested).

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

10.7 Headings.  The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.8 Benefits.  This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

10.9 Assignment.  This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.10 Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia applicable to contracts made and to be performed therein.

10.11 Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

10.12 Gender.  All references to any party will be read with such changes in number and gender as the context or reference requires.

10.13 Business Days.  If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the Province of British Columbia, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

10.14 Counterparts.  This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.15 Fax Execution.  This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

10.16 Schedules.  The schedules are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CONVENIENTCAST INC.

Per: /s/ Kevin Murphy
Authorized Signatory
Name: Kevin Murphy
Title: President

GLOBAL FUSION MEDIA INC.

Per: /s/ Norman Knowles
Authorized Signatory
Name: Norman Knowles
Title: President

SCHEDULE 1
TO THE ACQUISITION AGREEMENT BETWEEN CONVENIENTCAST INC. (THE “PURCHASER”)
AND GLOBAL FUSION MEDIA INC. (THE “VENDOR”)

CERTIFICATE OF NON-U.S. SHAREHOLDER

In connection with the issuance of common stock of the Purchaser (the “Purchaser Shares”) to the undersigned, pursuant to that certain Acquisition Agreement dated December 8, 2009 (the “Agreement”), between the Purchaser and the Vendor, the undersigned Vendor hereby agrees, acknowledges, represents and warrants that:

1.           The undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);

2.           None of the Purchaser Shares have been or will be registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state and foreign securities laws;

3.           The Vendor understands and agrees that offers and sales of any of the Purchaser Shares prior to the expiration of a period of one year after the date of original issuance of the Purchaser Shares (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.           The Vendor understands and agrees not to engage in any hedging transactions involving any of the Purchaser Shares unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5.           The Vendor is acquiring the Purchaser Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Purchaser Shares in the United States or to U.S. Persons;

6.           The Vendor has not acquired the Purchaser Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S) in the United States in respect of the Purchaser Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Purchaser Shares; provided, however, that the Vendor may sell or otherwise dispose of the Purchaser Shares pursuant to registration thereof under the Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

7.           The statutory and regulatory basis for the exemption claimed for the sale of the Purchaser Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the Securities Act or any applicable state and provincial securities laws;

8.           The Purchaser has not undertaken, and will have no obligation, to register any of the Purchaser Shares under the Securities Act;

9.           The Purchaser is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Vendor contained in the Agreement and this Certificate, and the Vendor will hold harmless the Purchaser from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Vendor not being true and correct;

10.           The undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Purchaser Shares and, with respect to applicable resale restrictions, is solely responsible (and the Purchaser is not in any way responsible) for compliance with applicable resale restrictions;

11.           The undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Purchaser in connection with the acquisition of the Purchaser Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by the Purchaser without unreasonable effort or expense;

12.           The books and records of the Purchaser were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Purchaser Shares under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

13.           The undersigned:

(a)
is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Purchaser Shares;

(b)
the undersigned is acquiring the Purchaser Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the undersigned is permitted to acquire the Purchaser Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)
the applicable securities laws of the authorities in the International Jurisdiction do not require the Purchaser to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Purchaser Shares; and

(d)	the acquisition of the Purchaser Shares by the undersigned does not trigger:

(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(ii)	any continuous disclosure reporting obligation of the Purchaser in the International Jurisdiction; and

the undersigned will, if requested by the Purchaser, deliver to the Purchaser a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of the Purchaser, acting reasonably;

14.           The undersigned (i) is able to fend for itself in connection with the acquisition of the Purchaser Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Purchaser Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

15.           The undersigned is not aware of any advertisement of any of the Purchaser Shares and is not acquiring the Purchaser Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

16.           No person has made to the undersigned any written or oral representations:

(a)	that any person will resell or repurchase any of the Purchaser Shares;

(b)	that any person will refund the purchase price of any of the Purchaser Shares;

(c)	as to the future price or value of any of the Purchaser Shares; or

(d)
that any of the Purchaser Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Purchaser Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common stock of the Purchaser on the OTC Bulletin Board;

17.           None of the Purchaser Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Purchaser Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make a market in the common stock of the Purchaser on the OTC Bulletin Board;

18.           The undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Purchaser Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Purchaser Shares;

19.           Neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchaser Shares;

20.           The Purchaser Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

21.           The undersigned acknowledges and agrees that the Purchaser shall refuse to register any transfer of Purchaser Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act;

22.           The undersigned understands and agrees that the Purchaser Shares will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

23.           The address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

Date:

Signature:

Print Name:

Title (if applicable):

Address:

SCHEDULE 2
TO THE ACQUISITION AGREEMENT BETWEEN CONVENIENTCAST INC.
AND GLOBAL FUSION MEDIA INC.

MANAGERS OF C-STORE NETWORK, LLC

Todd Kergan - Manager

SCHEDULE 3
TO THE ACQUISITION AGREEMENT BETWEEN CONVENIENTCAST INC.
AND GLOBAL FUSION MEDIA INC.

DIRECTORS AND OFFICERS OF CONVENIENTCAST INC.

Directors:
Kevin Murphy Howard Bouch

Officers:
Name	Office
Kevin Murphy	President, Chief Executive Officer
Howard Bouch	Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer